Exhibit 99.5

Execution Version

SUBSERVICING AGREEMENT

Deutsche Mortgage & Asset Receiving Corporation,

COMM 2014-CCRE15 Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Dated as of February 1, 2014

By and Between

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Subservicer

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LIST OF EXHIBITS

Schedule I	Mortgage Loan Schedule

Exhibit “A”	Inspection Reports

Exhibit “B”	Quarterly Reports

Exhibit “C”	Remittance Reports

Exhibit “D”	Wiring Instructions

Exhibit “E”	Form of Subservicer Officer’s Certificate

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THIS SUBSERVICING AGREEMENT dated as of February 1, 2014 is between Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns permitted under the PSA, the “Master Servicer” or “Midland”), and Wells Fargo Bank, National Association (together with its successors and permitted assigns hereunder, the “Subservicer”).

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the “PSA”) dated as of February 1, 2014, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Midland, as Master Servicer and as Special Servicer, Wells Fargo Bank, National Association, as Trustee, Certificate Administrator, Paying Agent and Custodian, and Park Bridge Lender Services LLC, as Operating Advisor with respect to the COMM 2014-CCRE15 Mortgage Trust Commercial Mortgage Pass-Through Certificates (a copy of which has been delivered to the Subservicer), the Master Servicer shall be servicing the Mortgage Loan on behalf of the Trust.

The Master Servicer and the Subservicer desire to enter into an agreement whereby the Subservicer assumes and agrees to perform certain of the Master Servicer’s servicing responsibilities with respect to the Mortgage Loan as more specifically set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals in the above Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.     Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA, and the following capitalized terms shall have the respective meanings set forth below.

“Accepted Subservicing Practices”: As defined in Section 2.01 hereof.

“Additional Subservicing Compensation”: As defined in Section 5.01 hereof.

“Agreement”: This Subservicing Agreement, as the same may be amended or modified by the parties from time to time.

“CREFC® Reporting Format”: The CREFC® Investor Reporting Package reporting and data format; provided, however, that if such format is no longer applicable or in existence, then such other commercial mortgage servicing industry standard reporting and data format reasonably approved by the Master Servicer.

“Indemnified Party”: As defined in Section 8.02(b) hereof.

“Inspection Reports”: The inspection reports substantially in the form attached hereto as Exhibit “A”.

 “Master Servicer”: As defined in the first paragraph of this Agreement.

“Mortgage Loan”: The mortgage loan identified on the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: The schedule of the mortgage loan that is annexed to the Subservicer’s signature page included herewith, which schedule sets forth certain information with respect to such mortgage loan, including, without limitation, the related Subservicing Fee Rate.

“PSA”: As defined in the above Preliminary Statement to this Agreement.

“Quarterly Reports”: The quarterly reports and certifications substantially in the form attached hereto as Exhibit “B”.

“Remittance Reports”: The remittance reports substantially in the form attached hereto as Exhibit “C”.

“Responsible Officer”: Any officer or employee of the Subservicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Subservicer”: As defined in the first paragraph of this Agreement.

“Subservicer Accounts”: The Collection Account and the Reserve Accounts maintained by the Subservicer hereunder in the name of the Subservicer in trust for the Master Servicer on behalf of the Trustee in trust for the benefit of the Holders.

“Subservicer Termination Event”: Any Subservicer Termination Event as set forth in Section 7.01 hereof.

“Subservicing Fee”: With respect to each Mortgage Loan and for any Distribution Date, that portion of the Servicing Fee payable by the Master Servicer to the Subservicer, which shall be an amount per calendar month equal to the product of the Subservicing Fee Rate and the Stated Principal Balance of the Mortgage Loan, as determined on the same basis as for the calculation of the Master Servicing Fee under the PSA.

“Subservicing Fee Rate”: The per annum rate for each Mortgage Loan as set forth in the related Mortgage Loan Schedule.

“Subservicing File”: With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the

Subservicer to perform its obligations hereunder and any additional documents or information related thereto maintained or created in any form by the Subservicer, including, without limitation, originals of any letters of credit and copies of all analysis, working papers, inspections reports, written communications with any Borrower, and all other information collected from or concerning any Borrower or the related Mortgaged Property in the Subservicer’s possession.

 “Subservicer Remittance Date”: With respect to any Distribution Date, the Business Day immediately following the related Determination Date.

ARTICLE II.

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01.     Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Subservicer to perform, and the Subservicer hereby agrees to perform, servicing with respect to the Mortgage Loan throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof. The Subservicer shall perform its services hereunder in accordance with (a) applicable laws, (b) the terms and provisions of the Mortgage Loan, (c) the express terms hereof and, to the extent delegated to the Subservicer hereunder, the PSA, (d) subject to Section 2.03(b) hereof, the reasonable directions and instructions of the Master Servicer and (e) all requirements pertaining to the performance of such services under the PSA, including, without limitation, to the extent consistent with the foregoing, the Servicing Standard (but substituting “Subservicer” for “Master Servicer” therein). The above-described servicing standards are herein referred to as “Accepted Subservicing Practices.”

Section 2.02.     Subservicing.

To the extent necessary for the Subservicer to comply with applicable laws, or if otherwise consented to by the Master Servicer, the Subservicer may enter into any subservicing agreement with another subservicer that would permit such subservicer to perform any or all of the Subservicer’s servicing responsibilities under this Agreement. Subject to Section 3.01(c) of the PSA, the Subservicer may delegate certain ministerial duties hereunder to Subcontractors or agents. Notwithstanding any subservicing agreement, the Subservicer shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of the Mortgage Loan in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreement to the same extent and under the same terms and conditions as if the Subservicer were servicing the Mortgage Loan alone.

Section 2.03.     Authority of Subservicer.

(a)           Except as otherwise provided herein and subject to the terms of this Agreement and the Master Servicer’s limitations of authority as Master Servicer under the PSA, in performing its obligations hereunder, the Subservicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Subservicer shall not take any of the following actions with respect to any Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent may be in the form of an asset business plan approved in writing by the Master Servicer and shall be subject to the prior approval of the Special Servicer or the Directing Holder, if so required under the PSA, which approvals shall be requested by the Master Servicer):

(i)           the modification, waiver or amendment, whether or not material, of or with respect to any Mortgage Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution, release or addition of any collateral for any Mortgage Loan or relate to any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

(ii)          the granting or withholding of consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest of an owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

(iii)         the granting or withholding of consent to any request for approval to place subordinate financing on a Mortgaged Property;

(iv)         the determination of whether or not to release proceeds of condemnation or casualty insurance to the Borrower under any Mortgage Loan;

(v)          the waiver of any Penalty Charge or Prepayment Premium under any Mortgage Loan;

(vi)         the waiver of any late Penalty Charges in connection with any delinquent scheduled payment or Balloon Payment with respect to any Mortgage Loan;

(vii)        any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with any Mortgage Loan;

(viii)       the permitting of or modification of a Mortgage Loan to permit a Principal Prepayment of a Mortgage Loan on a date other than its Due Date unless otherwise permitted under the related Loan Documents;

(ix)          any action requiring the consent of the Master Servicer, the Directing Holder, the Trustee, the Certificate Administrator or the Special Servicer under the PSA;

(x)           the granting or withholding consent to any request for defeasance of any Mortgage Loan;

(xi)          the granting of any consent, approval or direction regarding the termination of (a) the related property manager or the designation of any replacement property manager or (b) with respect to a hospitality property, the franchise or the designation of a new franchise; or

(xii)         the authorizing of any Servicing Transfer Event under PSA Section 3.23(a) and as defined in the definition of Specially Serviced Loan.

(b)           Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Subservicer shall perform its obligations under this Agreement in the manner as may be directed by the Master Servicer; provided, however, that the Subservicer shall not be obligated to follow any such direction to the extent that the Subservicer determines in its reasonable discretion that such action may cause (i) a violation of applicable laws, court orders or restrictive covenants with respect to any Mortgage Loan or Mortgaged Property, (ii) a violation of any term or provision of a Mortgage Loan, or (iii) a violation of Accepted Subservicing Practices.  For the avoidance of doubt, if the Subservicer is required to obtain the consent of the Special Servicer or the Directing Holder or otherwise consult with the Special Servicer or the Directing Holder, the Subservicer shall do so through the Master Servicer. The Master Servicer shall be responsible for obtaining the consent of or consulting with the Special Servicer or the Directing Holder.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.     Services as Subservicer.

With respect to each Mortgage Loan subject to this Agreement, the Subservicer shall, in accordance with Accepted Subservicing Practices and subject to the supervision of the Subservicer by the Master Servicer, perform the following servicing activities on behalf of the Master Servicer:

(a)           the Subservicer shall perform the duties and obligations of the Master Servicer as the Master Servicer, solely with respect to the Mortgage Loan under PSA Sections 2.01(a)-(c) (conveyance of mortgage loans), 2.03(d) and (e) (Section 15Ga-1 reporting (to the extent provided in Section 3.01(l) below)), 2.06(b) (REMIC compliance), 3.01 (general servicing), 3.03 (collections), 3.04 (taxes and insurance; escrows, letters of credit), 3.05(a), (c) and (j) (collection account), 3.07 (investment of funds), 3.08 (insurance), 3.09 (due-on sale/encumbrance enforcement) (subject to Section 2.03 hereof), 3.11 (release of files), 3.13(a) - (f) (reporting, rent rolls and operating statements), 3.14(a)-(c) (access), 3.17(a), (b), (c) (subject to Section 5.01(a) hereof), (d) and (e) (additional obligations; inspections), 3.20 (lock-box accounts, cash collateral accounts, escrow accounts and reserve accounts), 3.23 (servicing transfers), 3.24(a) - (d) and (f) (special instructions), 3.25 (certain rights and obligations), 3.26 (modifications, waivers, amendments and consents) and Article X (Exchange Act reporting and Regulation AB compliance) (but only to the extent such provisions are applicable to a sub-servicer and subject to Section 3.05 through Section 3.08 hereof); provided, however, that:

(i)           no Subservicer shall have any obligation to make Advances, provided that the Subservicer shall promptly notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred;

(ii)           Section 5.01 hereof shall control with respect to which fees or charges the Subservicer may retain under PSA Sections 3.06 and 3.12;

(iii)           PSA Section 3.07 shall only be applicable with respect to the Subservicer Accounts;

(iv)           the Subservicer shall not be responsible for any mortgage loan pool-wide reporting, including, without limitation, preparing, signing and filing with the appropriate Person any reports, statements and information under PSA Section 4.02; and

(v)           the Subservicer shall not have any obligation with respect to defeasance;

(b)           the Subservicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Subservicer of the occurrence of any event that causes, or with notice or the passage of time or both, would cause any Mortgage Loan to become a Specially Serviced Loan in accordance with the definition of “Specially Serviced Loan” set forth in the PSA. The Master Servicer shall promptly notify the Subservicer of any determination that a Servicing Transfer Event with respect to any Mortgage Loan has occurred. Upon receipt by the Master Servicer of notice from the Subservicer that a Specially Serviced Loan has become a Corrected Mortgage Loan, the Master Servicer shall promptly give the Subservicer notice thereof and the obligation of the Subservicer to service the Mortgage Loan shall resume;

(c)           the Subservicer shall promptly advise the Master Servicer of all material collection issues with any Borrower and furnish the Master Servicer with copies of all written communications regarding such issues between the Subservicer and such Borrower in connection with the Subservicer’s obligations hereunder;

(d)           with respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by the Subservicer hereunder, the Subservicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities;

(e)           with respect to all servicing responsibilities of the Subservicer hereunder, the Master Servicer shall reasonably cooperate with the Subservicer to facilitate the timely performance of such servicing responsibilities;

(f)           on or before 4:00 p.m. Eastern Time on each Subservicer Remittance Date, the Subservicer shall deliver to the Master Servicer the Remittance Reports which reflect activity with respect to the Mortgage Loan through and including the close of business on the date which is the Determination Date; and the Subservicer shall, to the extent necessary, deliver to the Master Servicer a follow-up report in similar format which reflects additional activity with respect to the Mortgage Loan through and including the date of any follow-up remittance;

(g)           on or before 2:00 p.m. Eastern Time on each Subservicer Remittance Date, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer set forth on Exhibit D hereto, all amounts on deposit in the Collection Account maintained by the Subservicer as of the close of business on the date which is one (1) Business

Day prior to such Subservicer Remittance Date; and the Subservicer shall remit to the Master Servicer within one (1) Business Day after receipt, any late payments received by the Subservicer after such initial remittance; and each of the foregoing remittances of funds may be net of any Subservicing Fees due and payable to the Subservicer as payments in the nature of Additional Subservicing Compensation and net of other amounts the Subservicer is authorized to deduct from the Subservicer Collection Account;

(h)           on a quarterly basis each year beginning with the quarter ending June 2014 (four reports per year), the Subservicer shall prepare and deliver to the Master Servicer on or before the date that is thirty (30) days after the end of the respective quarter, the Quarterly Reports;

(i)            on a quarterly and annual basis each year, the Subservicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC® Reporting Format and on or before the date that is thirty (30) days after receipt of the related financial statements, prepare and deliver to the Master Servicer a report summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Borrower and each related guarantor collected by the Subservicer pursuant to PSA Section 3.13(d), which report shall be provided in electronic format and shall be substantially in the form of the CREFC® Financial File included in the CREFC® Reporting Format;

(j)            the Subservicer shall prepare and deliver to the Master Servicer within thirty (30) days of any property inspection, the Inspection Reports summarizing the results of any property inspections performed by the Subservicer pursuant to PSA Section 3.17(a);

(k)           the Subservicer shall provide the Master Servicer with such reports and other information (in the Subservicer’s possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of the Mortgage Loan by the Subservicer hereunder in order for the Master Servicer to perform its duties under the PSA;

(l)            following Master Servicer’s receipt from the Depositor and upon request by the Subservicer, the Master Servicer shall provide a copy of the Natixis Purchase Agreement to the Subservicer. The Subservicer shall notify the Master Servicer in writing within five (5) Business Days after the Subservicer discovers or receives notice alleging a Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection; and the Subservicer shall promptly provide to the Master Servicer a copy of any written Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection received by the Subservicer;

(m)           with respect to letters of credit, if any, as the Master Servicer is required to hold original letters of credit under the PSA, the Subservicer shall hold such original letters of credit as long as the Subservicer is in compliance with the standards under the PSA applicable to the Master Servicer holding such original letters of credit and as long as Subservicer continues to be a national banking association, or in the event Subservicer is no longer a national banking association, Subservicer either has (i) a vault or other adequate safety procedures in place reasonably satisfactory to the Master Servicer, or (ii) outsourced such responsibility to a third party vendor, which vendor shall be reasonably satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place reasonably satisfactory to the Master Servicer; and

(n)           the Subservicer’s responsibilities under Section 3.01 hereof with respect to the Specially Serviced Loans and REO Loans shall be subject to the receipt of the required information from the Special Servicer contemplated by PSA Section 3.13 and PSA Section 3.23.

Section 3.02.     Portfolio Manager.

(a)           The Subservicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer’s supervisory authority over the Subservicer hereunder.

(b)           The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Subservicer and to provide to the Subservicer information, materials and correspondence relating to the Mortgage Loan and the related Borrowers which may be necessary or appropriate to enable the Subservicer to perform its obligations hereunder.

Section 3.03.     Maintenance of Errors and Omissions and Fidelity Coverage.

Subservicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering Subservicer’s officers and employees acting on behalf of Subservicer in connection with its activities under this Agreement in form and amount which satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.08(d). Subservicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s request a certificate of insurance or other evidence of such bond and insurance. Subservicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance.

Section 3.04.     Delivery and Possession of Servicing Files.

The Subservicer hereby acknowledges receipt of the Subservicing Files. The contents of each Subservicing File delivered to the Subservicer are and shall be held in a custodial capacity by the Subservicer for the benefit of the Trust Fund as the owner thereof; the Subservicer’s possession of the contents of the Subservicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Subservicer shall be in a custodial capacity only. The Subservicer shall release its custody of the contents of the Subservicing File only in accordance with the terms hereof or with written instructions from the Master Servicer, and upon request of the Master Servicer, the Subservicer shall deliver to the Master Servicer the Subservicing File or a copy of any document contained therein.

Section 3.05.     Annual Compliance Statements.

(a)           Subservicer shall, on or before March 5th (with a grace period to March 10th) of each year, commencing in March 2015, deliver to the Master Servicer an Officer’s Certificate stating, as to the signer thereof, that (i) a review of Subservicer’s activities during the preceding calendar year or portion thereof and of Subservicer’s performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, Subservicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Officer’s Certificate shall be provided in EDGAR compatible format, or in such other format reasonably agreed upon by the Master Servicer and Subservicer. Subservicer shall reasonably cooperate with the Master Servicer and/or the Depositor (if the Subservicer is a Servicing Function Participant or an Additional Servicer) if either party consults with the Subservicer as to the nature of any failures by Subservicer with respect to the Mortgage Loan in the fulfillment of any of Subservicer’s obligations hereunder. In any year that Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, Subservicer shall not be required to deliver such statement until April 1 of such year.

(b)          In the event Subservicer is terminated or resigns pursuant to the terms of this Agreement and upon request from the Master Servicer, Subservicer shall provide an annual statement of compliance pursuant to this Section 3.05 with respect to the period of time that Subservicer was subject to this Agreement.

Section 3.06.     Annual Reports on Assessment of Compliance with Servicing Criteria.

(a)           On or before March 5th (with a grace period to March 10th) of each year, commencing in March 2015, Subservicer, at its own expense, shall furnish to the Master Servicer a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (i) a statement by Subservicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that Subservicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by Form 10-K, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on Subservicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Such report shall be provided in EDGAR compatible format, or in such other format reasonably agreed upon by the Master Servicer and Subservicer.

(b)           Each such report shall be addressed to the Master Servicer and signed by an authorized officer of Subservicer, and shall address the Relevant Servicing Criteria set forth in Section 10.12 of and Schedule II to the PSA. Subservicer shall reasonably cooperate with the Master Servicer and/or the Depositor (if the Subservicer is a Servicing Function Participant) if

either party consults with Subservicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(c)           In any year that Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, Subservicer shall not be required to deliver such assessments until April 1 of such year.

(d)           In the event Subservicer is terminated or resigns pursuant to the terms of this Agreement and upon request from the Master Servicer, Subservicer shall provide an annual assessment of compliance pursuant to this Section 3.06, coupled with an attestation as required in Section 3.07 with respect to the period of time that Subservicer was subject to this Agreement.

Section 3.07.     Annual Independent Public Accountants’ Attestation Report.

(a)           On or before March 5th (with a grace period to March 10th) of each year, commencing in March 2015, Subservicer shall, at its own expense, cause a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer to the effect that (i) it has obtained a representation regarding certain matters from the management of Subservicer, which includes an assertion that Subservicer has complied with the Relevant Servicing Criteria applicable to it in all material respects and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether Subservicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Section 10.13 of the PSA. Such report must be available for general use and not contain restricted use language. Such report shall be provided in EDGAR compatible format, or in such other format reasonably agreed upon by the Master Servicer and Subservicer.

(b)           In any year that Subservicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year, Subservicer shall not be required to deliver such report until April 1 of such year.

Section 3.08.     Sarbanes-Oxley Certification.

(a)           On or before March 5th (with a grace period to March 10th) of each year commencing in March 2015, Subservicer shall provide to the Master Servicer (for delivery to the Certifying Person if the Subservicer is a Servicing Function Participant), a Performance Certification in the form attached as Exhibit AA to the PSA on which the Master Servicer, and, if the Subservicer is a Servicing Function Participant, the Certifying Person, the entity for which the Certification Parties can reasonably rely. In addition, if the Subservicer is a Servicing Function Participant, each Performance Certification shall contain a reasonable reliance provision to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.05 hereof, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 3.06 hereof and (iii) accountant’s report provided pursuant to Section 3.07 hereof. In the event Subservicer is terminated or resigns pursuant to the terms of this Agreement and upon request from the Master Servicer, Subservicer shall provide a certification to the Master Servicer (for delivery to the Certifying Person if Subservicer is a Servicing Function Participant) pursuant to this Section 3.08 with respect to the period of time it was subject to this Agreement. Each such Performance Certification shall be provided in EDGAR compatible format, or in such other format reasonably agreed upon by the Master Servicer and Subservicer. Notwithstanding the foregoing, nothing in this Section 3.08 shall require Subservicer (i) to certify or verify the accurateness or completeness of any information provided to Subservicer by third parties, (ii) to certify information other than to Subservicer’s knowledge and in accordance with Subservicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by Subservicer have been completed except as they have been left blank on their face.

(b)           Notwithstanding anything to the contrary contained in this Section 3.08, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, Subservicer shall not be required to deliver any certification under this Section 3.08.

Section 3.09.     Delivery of Mortgage Loan Purchase Agreement.

Following the Master Servicer’s receipt of the Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of such Mortgage Loan Purchase Agreement to the Subservicer.

ARTICLE IV.

PRESERVATION OF THE REMICS.

The Subservicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised the Subservicer in writing that it or the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an adverse event with respect to the Grantor Trust could occur with respect to such action. The Subservicer shall cooperate in a timely manner with the Master Servicer so that the Master Servicer can cooperate in a timely manner with the Certificate Administrator in supplying any information within the Subservicer’s control (other than any confidential information) that is reasonably necessary to enable the Master Servicer to perform its duties under Section 4.04 of the PSA.

ARTICLE V.

SUBSERVICER’S COMPENSATION AND EXPENSES

Section 5.01.     Subservicing Compensation.

(a)           As compensation for its activities hereunder, the Subservicer shall be entitled to receive the Subservicing Fee. Anything herein to the contrary notwithstanding, the Subservicer shall be paid such Subservicing Fee at such times as, and only to the extent that the Servicing

Fee with respect to the related Mortgage Loan is payable under the PSA. Except as provided below, any reductions in the Servicing Fee that may be required under the PSA with respect to Prepayment Interest Shortfalls shall not affect the amount of the Subservicing Fee payable to the Subservicer and, consequently, the Subservicer shall not be entitled to any Prepayment Interest Excess; provided, however, that in the event of a breach of Section 2.03(a)(viii) of this Agreement by the Subservicer and if and to the extent the Master Servicer is required to pay such amount under the PSA, on or before 2:00 p.m. New York City time on the Subservicer Remittance Date following such breach, the Subservicer shall remit to the Master Servicer, pursuant to wiring instructions set forth on Exhibit D, the amount as of any Distribution Date equal to the lesser of (x) the amount of the Prepayment Interest Shortfall incurred in connection with the Principal Prepayment received in respect of the Mortgage Loan and (y) the Subservicing Fee with respect to that Mortgage Loan (the “Prepayment Interest Shortfall Exposure”). If such Prepayment Interest Shortfall Exposure is not remitted to the Master Servicer by 2:00 p.m. New York City time on the Subservicer Remittance Date, then the Subservicer shall also remit to the Master Servicer with the Prepayment Interest Shortfall Exposure, interest on such Prepayment Interest Shortfall Exposure at the Reimbursement Rate from and including such Subservicer Remittance Date to but, excluding, the date that such Prepayment Interest Shortfall Exposure is received by the Master Servicer. Notwithstanding the foregoing, the Prepayment Interest Shortfall Exposure shall not be payable if the Principal Prepayment was made in respect of (i) a Specially Serviced Loan (ii) a payment in accordance with the Loan Documents, (iii) a payment subsequent to a default under the related Loan Documents (provided that the Subservicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard), (iv) a payment pursuant to applicable law or court order, (v) a payment of insurance or condemnation proceeds unless the Subservicer did not apply the proceeds thereof with the term of the related Loan Documents or (vi) a payment the related Borrower is permitted to make under the terms of the related Loan Documents.

(b)           The Subservicer shall also be entitled to retain, with respect to each related Mortgage Loan, as additional Subservicing compensation (the “Additional Subservicing Compensation”), the following: (i) to the extent the Master Servicer is entitled to retain such amounts under the PSA and actually received such amounts, all late fees (to the extent the Subservicer is performing the related collection work and to the extent not required to be offset against outstanding interest on Advances with respect to the related Mortgage Loan under PSA Section 3.12, reserves required to be funded pursuant to the terms of the related Mortgage Loan, and principal and interest due with respect to the related Mortgage Loan), (ii) to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA, all amounts collected for checks returned for insufficient funds, (iii) to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA 50% of the Master Servicer’s share of any assumption fees and assumption application fees and all charges for beneficiary statements or demands, (iv)to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA, 50% of the Master Servicer’s share of any earnout fees, extension fees, modification fees or consent fees, and (v) subject to PSA Section 3.07, any interest or other income earned on deposits in the related Subservicer Accounts; provided, however, that the Subservicer shall be required to promptly remit to the Master Servicer any amounts received from or on behalf of any Borrower which the Subservicer is not entitled to retain under this paragraph.

(c)           Except as otherwise provided herein or in the PSA, the Subservicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

ARTICLE VI.

THE MASTER SERVICER AND THE SUBSERVICER

Section 6.01.     Subservicer Not to Assign; Merger or Consolidation of the Subservicer.

(a)           Except as otherwise provided in Section 6.01(b) hereof, or in Sections 2.02 or 3.02 hereof or in the following sentence, the Subservicer shall not assign this Agreement for any reason or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written consent of the Master Servicer, whose consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Subservicer may delegate specific duties to third parties without the consent of the Master Servicer; provided however that such delegation shall not relieve the Subservicer of its obligations hereunder.

(b)           The Subservicer shall not resign from its obligations and duties hereunder without giving the Master Servicer sixty (60) days prior written notice thereof or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of the Subservicer’s rights, powers, duties and obligations under this Agreement; provided, however, that only fifteen (15) days prior written notice shall be required in connection with a resignation of the Subservicer as a result of the Master Servicer’s failure to consent to any matters set forth in this Section 6.01.

(c)           The Subservicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person into which the Subservicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, provided that, in any such case, such successor Subservicer is acceptable to the Master Servicer, which consent may not be unreasonably withheld, and such successor meets all the requirements under this Agreement and the PSA; provided, however, the Master Servicer’s consent shall not be required for a merger in which the Subservicer is the surviving entity under applicable law. Such successor shall be deemed to have assumed all of the liabilities of the Subservicer hereunder from and after the date of such succession, and upon written demand by the Master Servicer (except in the case of a merger), such successor shall be required to promptly execute and deliver to the Master Servicer an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement from and after the date of such agreement. Notwithstanding anything to the contrary, the Subservicer shall promptly notify the Master Servicer, the Certificate Administrator and the Trustee in the event the Subservicer becomes an Affiliate of the Trustee.

Section 6.02.     Liability and Indemnification of the Subservicer and the Master Servicer.

(a)           None of the Subservicer nor any of the Affiliates, directors, officers, employees, members, managers, representatives or agents of the Subservicer shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such Affiliate, representative, member, manager, director, officer, employee or agent of the Subservicer against any breach of its warranties or representations made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed hereunder for a breach of the Accepted Servicing Practices) in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. To the extent provided in Section 6.03 of the PSA, the Subservicer shall be indemnified and held harmless by the Trust Fund for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) incurred by the Subservicer by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties hereunder or by reason of its negligent disregard of its obligations and duties hereunder; provided, however, that the indemnification under sentence shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust Fund on behalf of the Subservicer for such indemnification.

(b)           The Subservicer and any Affiliates, directors, officers, employees, members, managers, representatives and agents of the Subservicer shall be indemnified and held harmless by the Master Servicer for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action incurred by Subservicer by reason of (1) the Master Servicer’s willful misconduct, bad faith, fraud or negligence in the performance of the Master Servicer’s duties hereunder or the Master Servicer’s negligent disregard of the Master Servicer’s obligations hereunder or (2) any breach by the Master Servicer of a representation or warranty made by it under the PSA, in each case, other than any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action (i) that is specifically required to be borne by Subservicer without right of reimbursement pursuant to the terms hereof or (ii) incurred by reason of a breach of any representation or warranty by Subservicer, or by reason of the willful misconduct, bad faith, fraud or negligence of Subservicer in the performance of its duties hereunder or negligent disregard of the obligations or duties of Subservicer under this Agreement. The Subservicer and any Affiliate, representative, member, manager, director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(c)           The Master Servicer and any Affiliates, directors, officers, employees, members, managers, representatives and agents of the Master Servicer shall be indemnified and held harmless by the Subservicer for any loss, liability or expense (including legal fees and expenses) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action incurred by Master Servicer by reason of (1) the Subservicer’s willful misconduct, bad faith, fraud or negligence in the performance of the Subservicer’s duties hereunder or the

Subservicer’s negligent disregard of the Subservicer’s obligations hereunder or (2) any breach by the Subservicer of a representation or warranty made by it under this Agreement, in each case, other than any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action (i) that is specifically required to be borne by Master Servicer without right of reimbursement pursuant to the terms hereof or (ii) incurred by reason of a breach of any representation or warranty by Master Servicer under the PSA, or by reason of the willful misconduct, bad faith, fraud or negligence of Master Servicer in the performance of its duties hereunder or negligent disregard of the obligations or duties of Master Servicer under this Agreement.The Master Servicer and any Affiliates, directors, officers, employees, members, managers, representatives and agents of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(d)           Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice.

(e)           The indemnification provisions in this Section shall survive the termination of this Agreement, the payment of the outstanding Certificates and the resignation or termination of the Master Servicer under the PSA or the Subservicer hereunder with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.03.     Representations and Warranties.

(a)           The Subservicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof:

(i)           The Subservicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is in compliance with the laws of the State in which the Mortgaged Property is located to the extent necessary to perform its obligations under the terms of this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Subservicer to perform its obligations hereunder;

(ii)           The execution and delivery of this Agreement by the Subservicer, and the performance and compliance with the terms of this Agreement by the Subservicer, do not (A) violate the Subservicer’s organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Subservicer to perform its obligations under this Agreement or its financial condition;

(iii)           The Subservicer has the full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)           This Agreement, assuming due authorization, execution and delivery by the Subservicer and, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Subservicer, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Subservicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Subservicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Subservicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)           No litigation is pending or, to the best of the Subservicer’s knowledge, threatened against the Subservicer which would prohibit it from entering into this Agreement or, in the Subservicer’s good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Subservicer to perform its obligations under this Agreement or the financial condition of the Subservicer;

(vii)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of, or compliance by the Subservicer with, this Agreement or the consummation of the transactions of the Subservicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained, or which, if not obtained would not have a materially adverse effect on the ability of the Subservicer to perform its obligations hereunder;

(viii)           Each officer and employee of the Subservicer that has responsibilities concerning the servicing and administration of Mortgage Loan is covered by errors and omissions insurance and the fidelity bond maintained by the Subservicer in the amounts and with the coverage required by PSA Section 3.08(d).

The foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either the Master Servicer or the Subservicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

ARTICLE VII.

SUBSERVICER TERMINATION EVENTS; TERMINATION

Section 7.01.     Subservicer Termination Events.

(a)           “Subservicer Termination Event”, wherever used herein with respect to any Subservicer, means any one of the following events:

(i)           any failure by the Subservicer to deposit into the Subservicer Accounts, or to remit to the Master Servicer, any amount required to be so remitted or deposited by the Subservicer pursuant to and in accordance with this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was required to be made; or

(ii)           any failure on the part of the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of the Subservicer contained in this Agreement in all material respects, which, in either event, continues unremedied for a period of twenty-five (25) (thirty (30) days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Subservicer is diligently pursuing such cure, such twenty-five (25) day period (or thirty (30) days, in the case of insurance) shall be extended for an additional twenty-five (25) days; or

(iii)           any breach on the part of the Subservicer of any representation or warranty contained in Section 6.03 hereof, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer, provided, however, if such breach is capable of being cured and the Subservicer is diligently pursuing such cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(v)           any failure on the part of the Subservicer (i) to make available and certify to the Master Servicer the information called for on Exhibit B at any time required hereunder, which failure continues unremedied for ten (10) Business Days or (ii) to timely make available and certify to the Master Servicer the Remittance Report which failure continues unremedied for one (1) Business Day; or

(vi)           the Subservicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer, or of or relating to all or substantially all of its property; or

(vii)           the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)           either (A) Moody’s or KBRA has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or the Serviced Companion Loan Securities, (2) placed one or more Classes of Certificates or the Serviced Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within sixty (60) days of such actual knowledge by the Subservicer), and, in case of either of clause (1) or (2), citing servicing concerns with the Subservicer as the sole or a material factor in such rating action, or (B)(1) the Subservicer has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a subservicer and (2) the Subservicer is not reinstated to that ranking within sixty (60) days (provided that if Morningstar has not issued a ranking with respect to such Subservicer, then the following will constitute a Subservicer Termination Event: such Subservicer was acting as subservicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the 12-month period prior to the date of determination, and Morningstar has downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such subservicer as subservicer as the sole or material factor in such rating action with respect to such commercial mortgage securities);

(ix)           a Master Servicer Termination Event (as defined in the PSA) by the Master Servicer under PSA Section 7.01 which Master Servicer Termination Event occurred as a result of the failure of the Subservicer to perform any obligation required hereunder; or

(x)           so long as the Issuing Entity is subject to Exchange Act reporting requirements, the failure of the Subservicer to comply with any of the requirements under Sections 3.05, 3.06, 3.07 and 3.08 of this Agreement applicable to such Subservicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Sections 3.05, 3.06, 3.07 and 3.08, which failure continues for one (1) day after notice thereof; or

(xi)           subject to Section 10.16(c) of the PSA, any failure by the Subservicer to deliver (a) any Exchange Act reporting items required to be delivered by the Subservicer to the applicable party under Article X by the time required under Article X after any applicable grace periods or (b) any Exchange Act reporting items that a sub-subservicer or Servicing Function Participant retained by the Subservicer is required to deliver (any such sub-subservicing entity or Servicing Function Participant shall be terminated if it defaults in accordance with the provision of this clause (xi)); or

(xii)           subject to Section 3.01(c) of the PSA, the failure of the Subservicer to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor;

then, and in each and every case, so long as an Subservicer Termination Event shall not have been remedied, the Master Servicer may, by notice in writing to the Subservicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loan and the proceeds thereof, subject to this Section 7.01(a) and Section 7.02 hereof, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Subservicer Termination Event. On or after the receipt by the Subservicer of such written notice of termination from the Master Servicer, all authority and power of the Subservicer in this Agreement, whether with respect to the Mortgage Loan or otherwise, shall pass to and be vested in the Master Servicer, and the Subservicer agrees to cooperate with the Master Servicer in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including, without limitation, the remittance of funds and the transfers of the Subservicing Files as set forth in Section 7.02. Notwithstanding the foregoing, upon any termination of the Subservicer, the Subservicer will be entitled to receive all accrued and unpaid Subservicing Fees and Additional Subservicing Compensation through the date of termination, and shall be entitled to the indemnification pursuant to Section 6.02 hereof.

(b)           Upon discovery by the Subservicer of any Subservicer Termination Event (but regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Subservicer shall give prompt written notice thereof to the Master Servicer.

(c)           The Master Servicer may waive in writing any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Subservicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.02.     Termination of Agreement.

(a)           This Agreement shall be terminated with respect to any Subservicer:

(i)           pursuant to Section 7.01 hereof, if the Master Servicer elects to terminate the Subservicer following an Subservicer Termination Event (except as provided in clause (ii) below);

(ii)           if the Subservicer is a Servicing Function Participant or Additional Servicer, immediately by the Master Servicer (or at the Depositor’s request to the extent the Depositor has a right to request termination under the PSA) pursuant to Section 7.01(a)(xi) or (xii) hereof and PSA Section 3.01(c)(ii);

(iii)           upon resignation by the Subservicer as provided in Section 6.01 hereof; or

(iv)           with respect to any Mortgage Loan, in the event such Mortgage Loan is substituted, purchased or repurchased pursuant to PSA Sections 2.03, 3.16 or 9.01.

(b)           If the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and obligations of the Master Servicer under this Agreement as provided in PSA Section 3.01(d), and the Subservicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Subservicer does hereby attorn to the Trustee, as the Master Servicer hereunder, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer hereunder. The Subservicer agrees, however, upon written demand by the Trustee to promptly execute and deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Subservicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement. References to the Trustee under this Section 7.02, shall include any successor Master Servicer under the PSA.

(c)           Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Subservicer which may have accrued through the date of termination hereunder. In connection with any such termination, the terminated Subservicer shall (i) remit all funds in the related Subservicer Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Subservicing Fees and Additional Subservicing Compensation through the termination date which are due and payable to the Subservicer, (ii) deliver all related Subservicing Files to the Master Servicer or to Persons designated by the Master Servicer, and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loan. All rights of the terminated Subservicer relating to the following after such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement or termination of the Trust: (y) indemnification pursuant to Section 6.02; and (z); the payment of its Subservicing Fees and Additional Subservicing Compensation which in any such case accrued under the terms of this Agreement on or before the date of such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

(d)           Reserved.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01.     Closing Documents.

Contemporaneously with the execution of this Agreement, Subservicer shall provide to Master Servicer a certificate of the Subservicer, dated as of the Closing Date and in the form attached hereto as Exhibit E or another such form approved by the Master Servicer including all attachments thereto.

Section 8.02.     Rating Agency Communications.

(a)           Except as required by the PSA or by law, the Subservicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency or any NRSRO regarding the Certificates or the Mortgage Loan relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates or Mortgage Loan, including, but not limited to, providing responses to inquiries from a Rating Agency or NRSRO regarding the Certificates or the Mortgage Loan relevant to such Rating Agency’s or NRSRO’s surveillance of the Certificates and requests for Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency or NRSRO in accordance with its obligations under the PSA and such information or communication is regarding the Mortgage Loan or the subservicing by the Subservicer under this Agreement, the Subservicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations. None of the foregoing restrictions in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Subservicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Subservicer, (ii) such Rating Agency’s or NRSRO’s approval of the Subservicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Subservicer’s servicing operations in general; provided, that the Subservicer shall not provide any information relating to the Certificates or the Mortgage Loan to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Borrower, property and other deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(b)           The Subservicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses), joint or several, to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses) arise out of or are based upon (i) the Subservicer’s breach of this Section 8.01 or (ii) a determination by a Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), but solely to the extent such determination is caused by a breach referred to in clause (i) above  by the Subservicer, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

(c)           Notwithstanding foregoing restrictions in this Section 8.02, the Subservicer may request that a Rating Agency provide a Rating Agency Confirmation with respect to accounts held at the Subservicer or an Affiliate of the Subservicer which Rating Agency Confirmation is required in order for an account held at the Subservicer or an Affiliate of the Subservicer to constitute an Eligible Account as contemplated by the definition of “Eligible Account” in the PSA; provided that the Subservicer complies with the following requirements. Any such Rating Agency Confirmation request shall be in writing, with a cover letter indicating the nature of such request and shall include all information the Subservicer believes is reasonably necessary for the Rating Agency to make its decision. The Subservicer shall provide such Rating Agency Confirmation request to the Master Servicer by email, who shall promptly provide such Rating Agency Confirmation request to the 17g-5 Information Provider (with a copy to the Subservicer) by e-mail and, promptly but not earlier than two (2) Business Days thereafter (or after the Master Servicer has determined that it is otherwise permitted under the PSA to send such request to the Rating Agency), the Subservicer shall send such Rating Agency Confirmation request to the Rating Agency (with a copy to the Master Servicer). To the extent that such Rating Agency makes an inquiry or initiates communications with the Subservicer regarding such Rating Agency Confirmation request, the Subservicer shall notify the Master Servicer of such inquiry or communication, and all responses to such inquiries or communications from such Rating Agency shall be made in writing by the Subservicer and shall be provided to the Master Servicer, who shall provide such response to the 17g-5 Information Provider (with a copy to the Subservicer), and, promptly but not earlier than two (2) Business Days thereafter (or after the Master Servicer has determined that it is otherwise permitted under the PSA to provide such response to the Rating Agency), the Subservicer may provide such response to such Rating Agency (with a copy to the Master Servicer).

Section 8.03.     Amendment.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and may be amended from time to time by the Master Servicer and the Subservicer only by written agreement executed by the party or parties against whom the enforcement of such amendment is sought. Master Servicer shall not consent to any modification to the PSA in any manner which would increase the obligations or limit the rights of the Subservicer under the PSA or under this Agreement without the prior consent of the Subservicer (which consent shall not be unreasonably withheld).

Section 8.04.     Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

(a)           THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(b)           TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

(c)           TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND

(IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 8.05.     Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)           if to the Subservicer;

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086
550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: COMM 2014-CCRE15 Asset Manager

with a copy to:

Wells Fargo Bank, National Association
Legal Department
301 S. College St., TW 30
Charlotte, North Carolina 28288 0630
Reference: Commercial Mortgage Servicing Legal Support, COMM 2014-CCRE15 Mortgage Trust

with a copy to:

K&L Gates LLP
214 North Tryon Street
Charlotte, NC 28202
Attn: Stacy G. Ackermann

(b)           if to the Master Servicer:

by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association
P.O. Box 25965
Shawnee Mission, KS 66225-5965
Attention: Executive Vice President - Division Head
Facsimile No.: (913) 253-9001

or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin, Suite 300
Overland Park, KS 66210
Attention: Executive Vice President - Division Head

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street
Kansas City, Missouri 64106-2150
Attn: Kenda Tomes
Facsimile No.: (816) 412-9338

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered U.S. mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy.

(c)           To the extent that any demand, notice or communication hereunder is given to any Subservicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and any Subservicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of any Subservicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Subservicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 8.06.     Consistency with PSA; Severability of Provisions.

To the extent this Agreement delegates duties of the Master Servicer to the Subservicer, this Agreement shall be subject to the provisions of the PSA, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or, to the extent related to the duties delegated to the Subservicer, shall be determined to be inconsistent with the PSA, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 8.07.     Inspection and Audit Rights.

The Subservicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer, during the Subservicer’s normal business hours, reasonable access at its principal servicing offices to examine all books of account, records, reports and other documents of the Subservicer relating to the Mortgage Loan, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer (at the Master Servicer’s cost), and to discuss matters relating to the Mortgage Loan with the Subservicer’s officers and employees.

Section 8.08.     Protection of Confidential Information.

The Subservicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loan, the Mortgaged Properties or the Borrowers except to the extent that (a) it is appropriate for the Subservicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Subservicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Subservicer is disseminating general statistical information relating to the mortgage loans being serviced by the Subservicer (including the Mortgage Loan) so long as the Subservicer does not identify the owner of the Mortgage Loan or the Borrowers.

Section 8.09.     Binding Effect; No Partnership; Counterparts.

Subject to Section 6.01 hereof, with respect to the Subservicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Subservicer shall be rendered as an independent contractor for the Master Servicer. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of the Agreement.

Section 8.10.     Third Party Beneficiaries.

The Trustee for the benefit of the Certificateholders shall be a third party beneficiary under this Agreement, but (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder in accordance with PSA Sections 3.01(c) and 3.01(d)), none of the Trust, the Trustee, the Depositor, Special Servicer or any Certificateholder shall have any duties under this Agreement or any liabilities arising from this Agreement.

Section 8.11.     Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

Section 8.12.     Non-Solicitation.

Without the prior written consent of the Subservicer (or as discussed below), the Master Servicing Group (as defined below) shall not disclose to any Person employed by the Master Servicer or an Affiliate thereof that is part of a business unit that originates or refinances mortgage loans any information that the Master Servicing Group has received or obtained or generated or is otherwise in its possession as a result of its acting as Master Servicer under the PSA (collectively, “MS Lending Group”). In addition, without the prior written consent of the Subservicer (or as discussed below), the MS Lending Group shall not take any direct action, nor will it direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan except in performance of its duties as Master Servicer or the Special Servicer under the PSA. For purposes of this Section 8.12, the “Master Servicing Group” shall mean the business unit of the Master Servicer that is in the business of master servicing and/or primary servicing commercial mortgage loans that are in securitizations. Notwithstanding the foregoing, the following shall not constitute violations of this Section 8.12: (i) dissemination of information or reports as contemplated by the PSA, (ii) promotions undertaken by the Master Servicer or any member of the Master Servicer Group or MS Lending Group which are directed to commercial mortgage loan borrowers, originators and mortgage brokers generally, which promotions, in each case, are based upon information that has been acquired from a source other than the Master Servicing in connection with its duties as Master Servicer under the PSA, including, without limitation, commercially acquired mailing lists or information generally available in the public domain, (iii) actions taken in connection with serving the refinancing needs of a Borrower who, without such solicitation by the MS Lending Group as described in the second preceding sentence, contacts the MS Lending Group in connection with the refinance of such Mortgage Loan, or (iv) actions taken or communications made by the Master Servicing Group in connection with the servicing of Mortgage Loan or the sale or refinance of a Specially Mortgage Serviced Loan or REO Property.

Section 8.13.     Ongoing Cooperation.

Master Servicer and Subservicer agree to cooperate with reasonable requests made by the Master Servicer or Subservicer, as applicable, after signing this Agreement to the extent reasonably necessary for the other to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

 [SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Master Servicer and the Subservicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC
BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

(“Master Servicer”)

[SIGNATURE PAGE AND MORTGAGE LOAN
SCHEDULES FOR THE SUBSERVICER TO FOLLOW]

Wells Fargo-Midland Subservicing Agreement – COMM 2014-CCRE15– Midland Signature Page

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name:
Title:

(“Subservicer”)

Wells Fargo-Midland Subservicing Agreement – COMM 2014-CCRE15 – Wells Signature Page

Mortgage Loan Schedule

Property Name	Principal Balance	Subservicing Fee Rate (basis points)
Winchester Fema	$29,388,300.67	5.0

Wells Fargo-Midland Subservicing Agreement – COMM 2014-CCRE15 – Mortgage Loan Schedule

EXHIBIT “A”

(Inspection Reports)

(see attached)

A-1

EXHIBIT “B”

(Quarterly Reports)

(see attached)

B-1

EXHIBIT “C”

(Remittance Reports)

(see attached)

C-1

EXHIBIT “D”

(Wiring Instructions)

PNC Bank, NA
ABA #043000096
Acct# 1008209241
Acct Name: Midland Loan Service General Wire Receipts Acct
Ref: COMM 2014-CCRE15

D-1

EXHIBIT “E”

(Subservicer’s Officer’s Certificate)

The undersigned, __________, the __________ of Wells Fargo Bank, National Association (“Wells Fargo”), on behalf of Wells Fargo, hereby certifies in such capacity that:

1.           Each of the persons (the “Designated Officers”) listed on Schedule A attached hereto is now a duly appointed, qualified and acting officer of Wells Fargo, who holds the office set forth opposite his or her name thereon, and an exact copy of such person’s genuine signature also appears opposite his or her name and title thereon.

2.           Attached hereto as Schedule B is a true, complete and correct copy of the By-laws of Wells Fargo, and all amendments thereto as in full force and effect on the date hereof.

3.           Attached hereto as Schedule C is a true, complete and correct copy of a Certificate of Corporate Existence of Wells Fargo issued by the Comptroller of the Currency. To my knowledge and without further inquiry, no event has occurred since the date of such certificate which has affected the good standing of Wells Fargo under the laws of the United States of America.

4.           Attached hereto as Schedule D is a true, complete and correct copy of the Articles of Association of Wells Fargo, and all amendments thereto as in full force and effect as of the date hereof.

5.           The Designated Officers are authorized to execute and deliver on behalf of Wells Fargo the Subservicing Agreement dated February 1, 2014, among Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and Wells Fargo, as Subservicer with respect to the COMM 2014-CCRE15 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By
Name:
	Title:	[Assistant] Secretary
[Seal]

E-1